Exhibit 4.1

Execution Version

FIRST AMENDMENT

TO

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF SEPTEMBER 13, 2019

AMONG

WHITING PETROLEUM CORPORATION,

as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Seventh Amended and Restated Credit Agreement (this “First Amendment”), dated as of September 13, 2019, is among Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), each Lender party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A. The Borrower, the Parent Guarantor, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B. The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

C. NOW, THEREFORE, to induce the Majority Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this First Amendment, each capitalized term used in this First Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02. Section 1.02 is hereby amended by inserting the following defined terms in their entirety where alphabetically appropriate:

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

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(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 12.21.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 12.21.

“Supported QFC” has the meaning assigned to it in Section 12.21.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.21.

2.2 Amendment to Section 9.04(b). Clause (i) of Section 9.04(b) is hereby amended and restated in its entirety to read as follows:

(i) Redeem any Senior Notes unless (A) such Redemption is for a price not greater than an amount equal to par plus accrued and unpaid interest and fees and the make-whole premium as set forth in the instrument evidencing such Senior Notes, (B) immediately after giving effect to such Redemption, the Borrower has unused availability under the Facility of not less than the greater of (1) $100,000,000 or (2) fifteen percent (15%) of the then effective total Commitments and (C) the Parent Guarantor’s ratio of Total Debt as of the date of such Redemption (upon giving effect to such Redemption and any concurrent borrowings used to fund such Redemption) to EBITDAX for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which financial statements are available shall not be greater than 3.25 to 1.0; or

2.3 Amendment to Article XII. Article XII is hereby amended by inserting a new Section 12.21 in its entirety to read as follows:

Section 12.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 3. Effectiveness. This First Amendment shall become effective on the first date on which each of the conditions set forth in this Section 3 is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Effective Date”):

3.1 The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment from the Borrower, the Parent Guarantor and the Majority Lenders.

3.2 The Borrower shall have paid all fees and other amounts due and payable on or prior to the Effective Date to the extent invoiced reasonably in advance of the Effective Date, including all reasonable and documented out-of-pocket expenses so invoiced and required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.3 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

The Administrative Agent shall promptly provide written notice to the Borrower and the Lenders of the occurrence of the Effective Date, which notice shall be conclusive and binding.

Section 4. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

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5.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and the Parent Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments contained herein; (c) confirms that the Security Instruments and all of the collateral described therein do and shall continue to secure the payment of all the Debt of the Credit Parties under the Loan Documents (subject to, and in accordance with, the terms of the Loan Documents), in each case, as amended by this First Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (without duplication of any materiality qualifiers), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of any materiality qualifiers) as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

5.3 No Waiver; Loan Document. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This First Amendment shall for all purposes constitute a Loan Document as defined and described in the Credit Agreement.

5.4 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS FIRST AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.7 Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ Correne Loeffler
	Name:	Correne Loeffler
	Title:	CFO

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ Correne Loeffler
	Name:	Correne Loeffler
	Title:	CFO

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

U.S. BANK NATIONAL ASSOCIATION., as a Lender

By:	/s/ Tara R. McLean
Name:	Tara R. McLean
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Erin Grasty
Name:	Erin Grasty
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

BBVA USA, as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

SUNTRUST BANK, as a Lender

By:	/s/ Arize Agumadu
Name:	Arize Agumadu
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

BOKF, NA D/B/A BANK OF OKLAHOMA, as a Lender

By:	/s/ Benjamin H. Adler
Name:	Benjamin H. Adler
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ James Giordano
Name:	James Giordano
Title:	Senior Vice President

[-Restricted-]

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

COMERICA BANK, as a Lender

By:	/s/ Courtney A. Rehm
Name:	Courtney A. Rehm
Title:	Portfolio Manager

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

FIFTH THIRD BANK, as a Lender

By:	/s/ Jonathan H Lee
Name:	Jonathan H Lee
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David M. Bornstein
Name:	David M. Bornstein
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

REGIONS BANK, as a Lender

By:	/s/ Miles Matter
Name:	Miles Matter
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Executive Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment